                                                                  EXHIBIT 10.38



        AMENDMENT No. 3 dated December 30, 1996, as of February 2, 1996, to that certain Purchase and Sale Agreement between Cityscape Corp. and Greenwich Capital Financial Products, Inc., dated as of February 2, 1996 (the "Agreement").

        WHEREAS, the parties hereto have heretofore executed the Agreement; and

        WHEREAS, the parties believe that a clarification of the language of
Section 4.05 of the Agreement is appropriate; and

        WHEREAS, where not otherwise defined herein, all capitalized terms shall have the meaning ascribed in the Agreement;

        NOW, THEREFORE, the parties hereto agree as follows:

        1.  Section 4.05 is amended to read as follows and not as heretofore:

        "4.05. Proceeds Shortfall. If Purchaser sells Eligible assets to any third party, or the Seller in accordance with the terms hereof, pursuant to a Required Sale Event as set forth in Section 4.03 hereof but in no other event, for an amount less than the applicable Adjusted Tranche Amount plus the applicable Net Securities Amount, then Seller shall pay to Purchaser any such shortfall (the "Proceeds Shortfall"). Until the Proceeds Shortfall is repaid, Purchaser, in addition to all other remedies hereunder and at law or equity, shall be entitled to deduct from the proceeds owed to Seller as a result of any subsequent sales of Eligible Assets (to Seller or to any third party), the amount, up to the Proceeds Shortfall, by which the proceeds of any such subsequent sale exceeds the Adjusted Tranche Amount plus the Net Securities Amount in each case applicable to such subsequent sale."

        2. In all other respects, the terms and provisions of the Agreement shall remain and continue the same and in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 as of the day and year first above mentioned.



                                        CITYSCAPE CORP.


                                        By:  /s/ ROBERT GROSSER
                                            -----------------------




                                        GREENWICH CAPITAL
                                        FINANCIAL PRODUCTS, INC.


                                        By: /s/ CHAMP MEYERCORD
                                            ---------------------